Exhibit 3.11

State of Delaware Secretary of State Division of Corporations Delivered 10:55 AM 03/15/2007 FILED 10:55 AM 03/15/2007 SRV 070320797 – 4318025 FILE

CERTIFICATE OF FORMATION

OF

DYCOM ACQUISITION IV, LLC

This Certificate of Formation of Dycom Acquisition IV, LLC (the “Company”) dated as of March 15, 2007, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq.

FIRST: The name of the Company is Dycom Acquisition IV, LLC.

SECOND: The address of the registered office of the Company in the State of Delaware is:

c/o The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

IN WITNESSETH WHEREOF, the undersigned has caused this Certificate of Formation to be executed as of the date first above written.

PRINCE TELECOM, INC., as Authorized Person

By:	/s/ Richard B. Vilsoet
Name: Richard B. Vilsoet Title: Secretary

State of Delaware Secretary of State Division of Corporations Delivered 12:48 PM 04/13/2007 FILED 12:27 PM 04/13/2007 SRV 070432056 – 4318025 FILE

CERTIFICATE OF AMENDMENT

OF

DYCOM ACQUISITION IV, LLC

1. The name of the limited liability company is Dycom Acquisition IV, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

FIRST:	The name of the limited liability company is Cavo Broadband Communications, LLC.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Cavo Broadband Communications, LLC this 13th day of April, 2007

/s/ Richard B. Vilsoet
Richard B. Vilsoet, Authorized Person